As filed with the Securities and Exchange Commission on June 3, 2024

Registration No. 333-272616

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18390 NE 68th Street

Redmond, WA 98052

(425) 936-6847

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Drew G. Markham

Vice President, General Counsel, and Secretary

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

(425) 936-6847

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-272616) (“Post-Effective Amendment No. 3”) of MicroVision, Inc. (the “Company”) is being filed as an exhibit-only filing solely to file: an updated consent of Moss Adams LLP, as Exhibit 23.1; an updated consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, as Exhibit 23.2; an updated opinion of Ropes & Gray LLP, as Exhibit 5.1; and an updated consent of Ropes & Gray LLP, as Exhibit 23.3. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the updated Exhibit 5.1, Exhibit 23.1, Exhibit 23.2 and Exhibit 23.3. The prospectus, the prospectus supplement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Title of Exhibit

1.1*	Form of Underwriting Agreement

1.2	At-the-Market Issuance Sales Agreement, dated August 29, 2023, by and between the Company and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 29, 2023).

4.1	Form of Specimen Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment to Form S-3 Registration Statement, Registration No. 333-102244, filed with the SEC on December 24, 2003).

4.2*	Form of Specimen Stock Certificate for Preferred Stock

4.3*	Form of Warrant Agreement (including Form of Warrant Certificate)

5.1	Opinion of Ropes & Gray LLP (relating to the base prospectus).

5.2	Opinion of Ropes & Gray LLP (relating to the at-the-market offering prospectus) (incorporated by reference to Exhibit 5.2 to the Company’s Post-Effective Amendment to Form S-3 Registration Statement, Registration No. 333-272616, filed with the SEC on March 1, 2024).

23.1	Consent of Moss Adams LLP.

23.2	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft.

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fees (incorporated by reference to Exhibit 107 to the Company’s Post-Effective Amendment to Form S-3ASR Registration Statement, Registration No. 333-272616, filed with the SEC on February 29, 2024).

*	To be filed by amendment or by a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redmond, state of Washington, on the 3rd day of June, 2024.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Name:	Drew G. Markham
Title:	Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 3rd day of June, 2024.

Signature	Title

/s/ Sumit Sharma	Chief Executive Officer and Director
Sumit Sharma	(Principal Executive Officer)

/s/ Anubhav Verma	Chief Financial Officer
Anubhav Verma	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Simon Biddiscombe

*	Director
Robert P. Carlile

*	Director
Judy Curran

*	Director
Jeffrey Herbst

*	Director
Mark Spitzer

*	Director
Brian Turner

* By:	/s/ Drew G. Markham
Drew G. Markham
Attorney-in-Fact

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